Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date: January 28, 2019

Hakim Unique Technology Limited

By:	/s/ Jian Xiang
	Name:	Jian Xiang
	Title:	Director

Hakim Unique Internet Co., Ltd.

By:	/s/ Jian Xiang
	Name:	Jian Xiang
	Title:	Director